News Release

April 14, 2023
SSR MINING PUBLISHES ESG AND SUSTAINABILITY REPORT

DENVER - SSR Mining Inc. (NASDAQ/TSX: SSRM, ASX: SSR) ("SSR Mining" or the “Company") announced the publication of its annual Sustainability Report, outlining the Company’s Environmental, Social and Governance (“ESG”) practices. This report provides a comprehensive overview of how we manage sustainability across our business, and also details specific achievements in 2022 as well as the commitments we have made for 2023.
Rod Antal, President and CEO of SSR Mining, said, “Our fifth annual ESG and Sustainability Report represents another step in SSR Mining’s continued effort to operate responsibly and sustainably while maximizing the benefits to our stakeholders. The report demonstrates our commitment to transparency and accountability and the efforts we take to generate value for our people and investors while staying true to ESG principles. As we look to 2023, we enter the year with hope and optimism for what’s ahead as we seek to ensure a lasting positive legacy for our company and operations.”
Sustainability Report Highlights:
•Continued Focus on Safety Performance: Protecting the health and safety of employees and our business partners at all stages of the mine life cycle is imperative. To improve performance and realign with our targets, all operations are completing site specific safety plans in 2023.
•Global Water Strategy: During 2022, we worked to develop a global water strategy to help ensure we mange water as a vital resource for our operations and communities. As a direct result of these initiatives, we plan to implement water management plans at each of our assets in 2023.
•Commitment to Net Zero: In 2020, we made a commitment to counteracting climate change by setting a target for net zero operational greenhouse emissions by 2050. Our focus in 2023 will be to refine the identified options for short-term targets as well as SSR Mining’s broader road map of strategic actions to help reduce the company’s carbon footprint and improve energy management.
•Advancing Maturity of Integrated Management System (IMS): The IMS integrates policies, standards, and procedures across the key areas of safety and health, community relations and the environment into a single complete framework. In 2023, we will focus on embedding the IMS into all areas of operation throughout SSR Mining.
The report is available on our website at: www.ssrmining.com/corporate_responsibility

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About SSR Mining
SSR Mining Inc. is a leading, free cash flow focused gold company with four producing operations located in the USA, Türkiye, Canada, and Argentina, combined with a global pipeline of high-quality development and exploration assets. Over the last three years, the four operating assets combined have produced on average more than 700,000 gold-equivalent ounces annually. SSR Mining is listed under the ticker symbol SSRM on the NASDAQ and the TSX, and SSR on the ASX.
SSR Mining Contacts:
F. Edward Farid, Executive Vice President, Chief Corporate Development Officer
Alex Hunchak, Director, Corporate Development and Investor Relations
SSR Mining Inc.
E-Mail: invest@ssrmining.com
Phone: +1 (888) 338-0046
To receive SSR Mining’s news releases by e-mail, please register using the SSR Mining website at www.ssrmining.com.
Cautionary Note Regarding Forward-Looking Information and Statements:

Except for statements of historical fact relating to us, certain statements contained in this news release constitute forward-looking information, future oriented financial information, or financial outlooks (collectively “forward-looking information”) within the meaning of applicable securities laws. Forward-looking information may be contained in this document and our other public filings. Forward-looking information relates to statements concerning our outlook and anticipated events or results and in some cases, can be identified by terminology such as “may”, “will”, “could”, “should”, “expect”, “plan”, “anticipate”, “believe”, “intend”, “estimate”, “projects”, “predict”, “potential”, “continue” or other similar expressions concerning matters that are not historical facts.

Forward-looking information and statements in this news release are based on certain key expectations and assumptions made by us. Although we believe that the expectations and assumptions on which such forward-looking information and statements are based are reasonable, undue reliance should not be placed on the forward-looking information and statements because we can give no assurance that they will prove to be correct. Forward-looking information and statements are subject to various risks and uncertainties which could cause actual results and experience to differ materially from the anticipated results or expectations expressed in this news release. The key risks and uncertainties include, but are not limited to: local and global political and economic conditions; governmental and regulatory requirements and actions by governmental authorities, including changes in government policy, government ownership requirements, changes in environmental, tax and other laws or regulations and the interpretation thereof; developments with respect to the COVID-19 pandemic, including the duration, severity and scope of the pandemic and potential impacts on mining operations; and other risk factors detailed from time to time in our reports filed with the Securities and Exchange Commission on EDGAR and the Canadian securities regulatory authorities on SEDAR.

Forward-looking information and statements in this news release include any statements concerning, among other things: targets against which our site and corporate performance will be evaluated; and any and all other timing, exploration, development, operational, financial, budgetary, economic, legal, social, environmental, regulatory, and political matters that may influence or be influenced by future events or conditions.

Such forward-looking information and statements are based on a number of material factors and assumptions, including, but not limited in any manner to, those disclosed in any other of our filings on EDGAR and SEDAR. While we consider these factors and assumptions to be reasonable based on information currently available to us, they may prove to be incorrect.

The above list is not exhaustive of the factors that may affect any of the Company’s forward-looking information. You should not place undue reliance on forward-looking information and statements. Forward-looking information and statements are only predictions based on our current expectations and our projections about future events. Actual results may vary from such forward-looking information for a variety of reasons including, but not limited to, risks and uncertainties disclosed in our filings on our website at www.ssrmining.com, on SEDAR at www.sedar.com, on EDGAR at www.sec.gov and on the ASX at www.asx.com.au and other unforeseen events or circumstances. Other than as required by law, we do not intend, and undertake no obligation to update any forward-looking information to reflect, among other things, new information or future events. The information contained on, or that may be accessed through, our website is not incorporated by reference into, and is not a part of, this document.

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